UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2023

Date of Report (date of earliest event reported)

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15891 (Commission File Number)	41-1724239 (I.R.S. Employer Identification No.)

910 Louisiana Street Houston Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2023, NRG Receivables LLC (“NRG Receivables”), an indirect wholly-owned subsidiary of NRG Energy, Inc. (the “Company”), amended its accounts receivable securitized borrowing facility (the “Receivables Facility”) to, among other things, (i) extend the scheduled termination date by one year, (ii) increase the aggregate commitments from $1 billion to $1.4 billion and (iii) add a new originator. The Receivables Facility includes a receivables loan and servicing agreement and a receivables sale agreement, and these amendments were effected pursuant to those agreements, as described below.

On June 22, 2023, NRG Receivables, as borrower, NRG Retail, LLC (“NRG Retail”), as servicer, the Company, as performance guarantor, Royal Bank of Canada, as administrative agent, and the conduit lenders, committed lenders, LC Issuers and facility agents described therein entered into Amendment No. 3 (the “Receivables Loan Agreement Amendment”) to the Receivables Loan and Servicing Agreement, dated as of September 22, 2020, as previously amended by Amendment No. 1 to the Receivables Loan and Servicing Agreement, dated as of July 26, 2021, and Amendment No. 2 to the Receivables Loan and Servicing Agreement, dated as of July 26, 2022 (as so amended, the “Receivables Loan Agreement”). Pursuant to the Receivables Loan Agreement Amendment, NRG Receivables may borrow up to $1.4 billion outstanding (adjusted seasonally), of which up to $1.4 billion (adjusted seasonally) may be in the form of letters of credit issued by the LC Issuers for the benefit of certain subsidiaries of the Company party to the Receivables Sale Agreement (defined below) (such subsidiaries, the “Originators”) or their affiliates, based on the availability of eligible receivables and other customary factors. The Receivables Loan Agreement Amendment also extended the scheduled termination date of the Receivables Facility by one year to June 21, 2024.

Also on June 22, 2023, Direct Energy Business Marketing, LLC (in its capacity as additional originator, the “Additional Originator”) entered into a Joinder Agreement (the “Joinder Agreement”) to join as Additional Originator to the Receivables Sale Agreement, dated as of September 22, 2020, among Direct Energy, LP, Direct Energy Business, LLC, Green Mountain Energy Company, Reliant Energy Northeast LLC, Reliant Energy Retail Services, LLC, Stream SPE, Ltd., US Retailers LLC and Xoom Energy Texas, LLC, as Originators, NRG Retail, as the servicer, and NRG Receivables (the “Receivables Sale Agreement”). Pursuant to the Joinder Agreement, the Additional Originator agrees to be bound by the terms of the Receivables Sale Agreement, will sell to NRG Receivables substantially all of its receivables for the sale of electricity, natural gas and/or related services and certain related rights (collectively, the “Receivables”) and in connection therewith have transferred to NRG Receivables the deposit accounts into which the proceeds of such Receivables are paid.

In addition, in connection with the amendments to the Receivables Facility, NRG Retail and the Originators renewed the existing repurchase facility (the “Repurchase Facility”) that provides short-term financing secured by a subordinated note issued by NRG Receivables. Such renewal, among other things, extends the maturity date to June 21, 2024 and joins the Additional Originator to the Repurchase Facility.

The foregoing description of the Receivables Loan Agreement Amendment, the Joinder Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 3 to Receivables Loan and Servicing Agreement, dated as of June 22, 2023, among NRG Retail LLC, as Servicer, NRG Receivables LLC, as Borrower, NRG Energy, Inc., as Performance Guarantor, the Conduit Lenders, Committed Lenders, Facility Agents and LC Issuers party thereto, and Royal Bank of Canada, as administrative Agent, and included as Exhibit A-2 thereto a clean, conformed copy of the Receivables Loan and Servicing Agreement.
10.2	Joinder Agreement, dated as of June 22, 2023, by Direct Energy Business Marketing, LLC, as an additional originator and consented to by NRG Receivables LLC, as Borrower, NRG Retail LLC, as Servicer, and Royal Bank of Canada, as administrative agent, to the Receivables Sale Agreement, dated as of September 22, 2020, among the Originators from time to time parties thereto, NRG Retail LLC, as Servicer, and NRG Receivables LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2023	NRG Energy, Inc.
(Registrant)

	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary